Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("Agreement") made this 15th day of August, 2008 by and among Aspen Racing Stables, Inc., a Nevada corporation ("Parent"), Trixy Sasyniuk-Walt, the principal shareholder of the Parent ("Walt") KUN RUN Biotechnology LTD, a Hong Kong holding company ("the Company"), and Cui Xueyun and Yang Liqiong, the shareholders of the Company ("Sellers").

                                R E C I T A L S:

         A. The respective Boards of Directors of Parent and the Company have determined that an acquisition of the Company by Parent, upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such transaction, pursuant to which all shares of Ordinary Shares of the Company ("Company Ordinary Shares") issued and outstanding immediately prior to the Closing (as defined in Section 1.03) will be exchanged for the right to receive shares of Common Stock of Parent representing a controlling interest outstanding after the sale hereby (the "Sale").

         B. Parent, Sellers, Walt and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Sale and also to prescribe various conditions to the Sale.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                    THE SALE

         1.01 Transfer of Stock. Following the execution of this Agreement, the Board of Directors and a majority of stockholders of Parent will effect a reverse stock split of the Parent's common stock, in which one new share will be issued for each 3.42857 shares outstanding upon such execution, and after the reverse split there will remain 100,000,000 authorized shares of Common Stock. All share members set forth in this Agreement are expressed in post-reverse split numbers of shares. At the Closing, the Sellers will transfer to Parent 10,000 shares of the Company Ordinary Shares, representing 100% of the issued and outstanding shares of the Ordinary Shares of the Company free and clear of all liens, claims and encumbrances. In exchange therefor, the Parent will issue and convey to Sellers 24,250,000 shares of common stock (the "Purchase Price Shares"). Such shares shall be restricted from transfer under the rules and interpretations of the United States Securities and Exchange Commission ("SEC"). The numbers of shares and relative percentages of ownership of the Common Stock of Parent owned by Sellers, Walt and their designees after the Closing is set for in Exhibit A attached hereto.

         1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.01 and subject to the  satisfaction  or waiver of the  conditions set forth in
Article  VI, the  closing of the Sale (the  "Closing")  will take place at 10:00


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a.m. on the  business  day after  satisfaction  of the  conditions  set forth in
Article VI (or as soon as practicable thereafter) (the "Closing Date"), at the offices of Andrews Kurth LLP, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto. The Sale and all other transactions contemplated hereby shall become effective on the Closing Date.

                                   ARTICLE II
                            PURCHASE PRICE ADJUSTMENT

         2.01 Reservation of Shares. On the Closing, Sellers will cause 1,000,000 of shares issuable hereunder to be transferred to Securities Transfer Corporation (the "Escrow Agent") to be held in escrow pursuant to this Article II (the "Escrow Shares") and to be released and issued pursuant to the Make Good Escrow Agreement attached hereto as Exhibit B.

         2.02 Escrow Agreement. The parties agree to sign the Make Good Escrow Agreement. The costs and fee of the Make Good Escrow Agreement shall be borne and paid by the Company.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to Parent as follows:

                  (a) Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of Hong Kong and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to the Company.

                  (b) Subsidiaries. The Company owns 99.12% of its subsidiary, Hainan Zhonghe Pharmaceuticals Co., Ltd. (the "Company Sub").

                  (c) Capital Structure. The authorized capital stock of the Company consists of 10,000 authorized shares of Company Ordinary Shares. There are 10,000 shares of Ordinary Shares outstanding, all of which are owned by Sellers. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There



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         are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Ordinary Shares or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

                  (d) Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions hereby to which it is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

                  (e) Financial Statements (i) The Parent has received a copy of the audited consolidated financial statements of the Company and Company Sub for the fiscal years ended December 31, 2007 and 2006 ("Financial Statements"). The Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever



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         nature. (ii) Since December 31, 2007 (the "Balance Sheet Date"),  there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business. (iii) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

                  (f) Absence of Certain Changes or Events. Since December 31, 2007, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section
         4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (g) Litigation; Labor Matters; Compliance with Laws.

                           (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

                           (ii) The  Company is not a party to, or bound by, any
                  collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge,



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                  threatened,  any of which could have a material adverse effect with respect to the Company.

                           (iii) The  conduct  of the  business  of the  Company
                  complies in all material aspects with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                  (h) Benefit Plans. The Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans").

                  (i) Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (j) Tax Returns and Tax Payments. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                  (k) Environmental Matters. The Company is in compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.




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                  (l) Material Contract Defaults. The Company is not, or has not
         received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                  (m) Properties. The Company has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                  (n) Trademarks and Related Contracts.  To the knowledge of the
         Company:

                           (i) As used in this Agreement,  the term "Trademarks"
                  means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                           (ii) To the  knowledge  of the  Company,  none of the
                  Company's Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

                  (o) Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Sale are fair



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         to and in the best  interests  of the  shareholders  of the Company and recommended that the Sellers execute this Agreement.

         3.02 Representations and Warranties of Company Sub. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to Parent as follows:

                  (a) Organization, Standing and Corporate Power. Company Sub is duly organized, validly existing and in good standing under the laws of The People's Republic of China ("PRC") and has the requisite corporate power and authority to carry on its business as now being conducted. Company Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02) with respect to Company Sub.

                  (b) Subsidiaries. The Company Sub is 99.12% owned by the Company and shall remain a subsidiary of the Company following the Sale.

                  (c) Capital  Structure.  Except as set forth in the  Financial
         Statements, no shares of capital stock or other equity securities of Company Sub are issued, reserved for issuance or outstanding. All outstanding equity ownership interest in Company Sub are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Company Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company Sub may vote. The Company Disclosure Schedule sets forth the outstanding Capitalization of Company Sub. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company Sub is a party or by which it is bound obligating Company Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Company Sub or obligating Company Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company Sub to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Company Sub. There are no agreements or arrangements pursuant to which Company Sub is or could be required to register shares of Company Ordinary Shares or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of Company Sub with respect to securities of Company Sub.

                  (d) Authority; Noncontravention. Company Sub has the requisite corporate and other power and authority to enter into this Agreement and to make the representations contained herein. This Agreement has been duly executed and delivered by Company Sub and constitutes a valid and binding obligation of Company Sub, enforceable against Company Sub



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         in  accordance  with its terms.  The  execution  and  delivery  of this
         Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Company Sub under, (i) the Articles of Incorporation or Bylaws of Company Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company Sub, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Company Sub, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Company Sub in connection with the execution and delivery of this Agreement by Company Sub or the consummation by Company Sub of the transactions contemplated hereby, except, as set forth in the Company Disclosure Schedule.

                  (e) Absence of Certain Changes or Events. Since December 31, 2007, other than the ownership interest transfer to the Company, if applicable, Company Sub has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to Company Sub; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Company Sub; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section
         4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Company Sub to consummate the transactions contemplated by this Agreement.

                  (f) Litigation; Labor Matters; Compliance with Laws.

                           (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Company Sub, threatened against or affecting Company Sub or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Company Sub or prevent, hinder or materially delay the ability of Company Sub to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company Sub having, or which, to the knowledge of the Company Sub, in the future could have, any such effect.

                           (ii) Company Sub is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor



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

                  is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company Sub.

                           (iii) The  conduct of the  business  of  Company  Sub
                  complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                  (g) Benefit Plans. Company Sub is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which it currently has an obligation to provide benefits to any current or former employee, officer or director of Company Sub (collectively, "Benefit Plans").

                  (h) Certain Employee Payments. Company Sub is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Company Sub of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (i) Tax Returns and Tax Payments. Company Sub has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns, except where the failure to file Tax Returns, individually or in the aggregate, would not have a Material Adverse Effect. No material claim for unpaid Taxes has been made or become a lien against the property of Company Sub or is being asserted against Company Sub, no audit of any Tax Return of Company Sub is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Company Sub and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                  (j) Environmental Matters. Company Sub is in material compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

                  (k) Material Contract Defaults. Company Sub is not, nor has it they received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Company Sub is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring Company Sub to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Company Sub in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time), or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Company Sub, or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                  (l) Properties. Company Sub has good, clear and marketable title or land use rights, as the case may be, to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Company Sub or acquired after the date thereof which are, individually or in the aggregate, material to Company Sub's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                  (m) Trademarks and Related Contracts. To the knowledge of Company Sub:

                           (i) As used in this Agreement,  the term "Trademarks"
                  means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which Company Sub is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                           (ii) To the knowledge of Company Sub, none of Company
                  Sub's Intellectual Property or Company License Agreements infringe materially upon the rights of any third party that may give rise to a cause of action or claim against Company Sub or their successors.

         3.03 Representations and Warranties of Parent. Except as set forth in the disclosure schedule delivered by Parent to the Company at the time of execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent.

                  (b) Subsidiaries; Equity Interests. The Parent does not own directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

                  (c) Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, par value $0.001, of which 750,000 shares are issued and outstanding (the "Parent Common Stock"). No shares of Parent Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

                  (d) Authority; Noncontravention. Parent has all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under (i) the articles of incorporation or bylaws of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of any of the transactions contemplated by this Agreement.

                  (e) SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the "SEC"), and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents, to the knowledge of Parent's management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent's independent accountants). Except as set forth in the Disclosure Schedule, since the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent had not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

                  (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent financial statements included in the Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect; (iii) any waiver or compromise by the Parent of a valuable right or of a material debt owed to it; (iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (v) any material change to a material Contract by which the Parent or any of its assets is bound or subject; (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; (vii) any resignation or termination of employment of any officer of the Parent; (viii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent's ownership or use of such property or assets; (ix) any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (x) any declaration, setting aside or payment or other distribution in respect of any of the Parent's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent; or (xi) any alteration of the Parent's method of accounting or the identity of its auditors; or (xii) any issuance of equity securities to an officer, director or affiliate, except pursuant to existing Parent stock option plans; or (xiii) any arrangement or commitment by the Parent to do any of the things described in Section 3.03(f).

                  (g) Litigation; Labor Matters; Compliance with Laws.

                           (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

                           (ii) Parent is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Parent.

                           (iii) The conduct of the business of Parent  complies
                  with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                  (h) Benefit Plans. Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

                  (i) Certain Employee Payments. Parent is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Parent of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (j) Tax Returns and Tax Payments. Parent has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of Parent or is being asserted against Parent, no audit of any Tax Return of Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect.

                  (k) Environmental Matters. Parent is in material compliance with all applicable Environmental Laws.

                  (l) Material Contract Defaults. Parent is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Parent is a party (i) with expected receipts or expenditures in excess of $1,000,
         (ii) requiring Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $1,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Parent in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Parent or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                  (m) Properties. Parent has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                  (n) Trademarks and Related Contracts. Parent does not hold any Trademarks, Trade Secrets, or Intellectual Property, and is not party to any license agreements regarding such.

                  (o) Board Recommendation. The Board of Directors of Parent has unanimously determined that the terms of this Agreement are fair to and in the best interests of the stockholders of Parent.

                  (p) Information Supplied. None of the information supplied or to be supplied by Parent, at the date it is first mailed to the Parent's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (q) Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound.

                  (r) (c) Transactions With Affiliates and Employees. Except as set forth in the Parent SEC Documents, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (s) Internal Accounting Controls. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally-accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent has established disclosure controls and procedures for the Parent and designed such disclosure controls and procedures to ensure that material information relating to the Parent is made known to the officers by others within those entities. The Parent's officers have evaluated the effectiveness of the Parent's controls and procedures.

                  (t) Solvency. Based on the financial condition of the Parent as of the closing date (and assuming that the closing shall have occurred), (i) the Parent's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (u) Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent's charter documents or the laws of its state of incorporation that is or could become applicable to the shareholders of the Company as a result of the shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the shareholders' ownership of the Shares.

                  (v) Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Shell Company. The Parent is not and has not at any time since its inception been a shell company as defined under Rule 12b-2.

                  (x) Disclosure. The Parent confirms that neither it nor any person acting on its behalf has provided the shareholders of the Company or their respective agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed on or one business day after the Closing. The Parent understands and confirms that the Company and the shareholders of the Company will rely on the foregoing representations and covenants in effecting transactions in securities of the Parent. All disclosure provided to the shareholders of the Company regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (y) Listing and Maintenance Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Stock on the trading market on which the Parent Stock are currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Stock are currently listed or quoted, and no approval of the shareholder of the Parent is required for the Parent to issue and deliver to the shareholder the Shares contemplated by this Agreement.

         3.04 Representations and Warranties of the Sellers. Each of the Sellers, severally but not jointly, represents, warrants and undertakes to the Parent that, except as set forth in the Disclosure Schedule:

                  (a) Transfer of Title. Seller shall transfer all right, title and interest in and to the Company Ordinary Shares to the Parent free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent. Seller shall transfer all right, title and interest in and to the Escrow Shares to the Escrow Agent free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

                  (b) Due Execution. This Agreement has been duly executed and delivered by the Seller.

                  (c) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

                  (d) Authorization. The execution, delivery and performance by the Seller of this Agreement and the delivery by the Seller of the Company Ordinary Shares have been duly and validly authorized by the Seller, and no further consent or authorization of the Seller, the Company, its Board of Directors, or its stockholders is required.

                  (e) Seller's Title to the Company Ordinary Shares; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have good and valid title and control of the Company Ordinary Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Company Ordinary Shares to the Parent; and on delivery to the Parent of the Company Ordinary Shares, good and valid title to all the Company Ordinary Shares will pass to Parent and all of the Company Ordinary Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the
         Company. At the Closing, Seller shall deliver to the Parent certificates representing the Company Ordinary Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

                  (f) No Governmental Action Required. The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

                  (g) Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Seller does not and will not, and the sale by the Seller of the Company Ordinary Shares and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or the Company's assets, or result in the creation or imposition of any lien on any asset of the Seller.

                  (h) Not a Voting Trust: No Proxies. None of the Company Ordinary Shares is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Company Ordinary Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Company Ordinary Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Company Ordinary Shares.

                  (i) Investment Intent. Seller represents that it is acquiring and will acquire, as the case may be, the Purchase Price Shares issuable pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Seller understands that such Purchase Price Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Seller hereby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares or Escrow Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein. Seller acknowledges receiving copies of the most recent Parent SEC Documents.

         3.05 Representations and Warranties of Walt. Walt represents, warrants and undertakes to the Seller and Parent that, except as set forth in the Disclosure Schedule:

                  (a) Due Execution. This Agreement has been duly executed and delivered by Walt.

                  (b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by Walt, will constitute, a valid and binding agreement of Walt enforceable against Walt in accordance with its terms.

                  (c) Authorization. The execution, delivery and performance by Walt of this Agreement and the delivery by Walt of the Escrow Shares have been duly and validly authorized by Walt, and no further consent or authorization of any party is required.

                  (d) No Governmental Action Required. The execution and delivery by Walt of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

                  (e) Compliance with Applicable Law. The execution and delivery by Walt of this Agreement does not and will not, and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Walt, or result in the creation or imposition of any lien on any asset of Walt.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                                PRIOR TO CLOSING

         4.01 Conduct of Company and Parent. From the date of this Agreement and until the Closing, or until the prior termination of this Agreement, Company and Parent shall not, unless mutually agreed to in writing:

                  (a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Closing;

                  (b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

                  (c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Closing;

                  (d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Company and Parent or their business or assets; or

                  (e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

         4.02 Access to Information; Confidentiality.

                  (a) The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Closing to its and to Company Sub's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its and Company Sub's officers, employees and representatives to, furnish promptly to Parent all information concerning their respective business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Parent set forth herein and compliance by the Parent of its obligations hereunder, during the period prior to the Closing, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent of its obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

                  (b) No investigation pursuant to this Section 4.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

         4.03 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Sale and the other transactions contemplated by this Agreement. Parent and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other's due diligence investigations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Sale.

         4.04 Public Announcements. Parent, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, Company may disclose the contemplated Sale as required in filings with the SEC.

         4.05 No Solicitation. Except as previously agreed to in writing by the other party, neither Company or Parent shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Company or Parent, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Sale or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. Company or Parent will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

                                   ARTICLE V
                                OTHER AGREEMENTS

         5.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         5.02 Directors and Officers. Upon the Closing, all officers and directors of the Parent shall resign and Parent shall have taken all action to cause the people nominated by the Company to be elected as and to serve in their capacity as the Chairman of its Board of Directors, the Chief Executive Officer, the Chief Financial Officer, as the Chief Operation Officer, and as the Directors of the Parent.

         5.03 Registration Rights. Parent shall include Walt and her designees as selling shareholders in any registration statements filed during the three years following the Closing that register for resale shares of Parent Common Stock issued in private placement financing transactions during such period. Walt shall be entitled to all of the rights and remedies as shall be set forth in a registration rights agreement and/or subscription agreement executed between the Parent and the investors in such placements. Notwithstanding the foregoing, such registration rights shall not apply to the extent Walt is eligible to sell her shares under Rule 144.

         5.04 Transfer Agent. Following the Closing, the Parent shall retain Securities Transfer Corporation for a period of one year as the transfer agent and registrar for the Parent.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.01 Conditions to Each Party's Obligation to Close. The respective obligation of each party hereto is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Opinions of Counsel. Execution and delivery of the following: (i) to the Company, an opinion of counsel from Parent's legal counsel that the terms, conditions and structure of the Sale satisfy Nevada law; (ii) to the Parent, an opinion of counsel from the Company's legal counsel that the terms, conditions and structure of the Sale satisfy Hong Kong law; and (iii) to the Parent, an opinion of counsel from Company Sub's legal counsel that the terms, conditions and structure of the Sale satisfy Chinese law.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale shall be in effect.

         6.02 Conditions to Obligations of Parent. The obligations of Parent to effect the Sale are further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and Sellers set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company and
         Sellers shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

                  (c) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Sale or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent any damages that are material in relation to Parent taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Company Sub or Parent of any material portion of the business or assets of the Company, Company Sub or Parent, or to dispose of or hold separate any material portion of the business or assets of the Company, Company Sub or Parent, as a result of the Sale or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Ordinary Shares, including, without limitation, the right to vote the Company Ordinary Shares on all matters properly presented to the shareholders of the Company, or (iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company.

                  (e) Due Diligence Investigation. Parent shall be satisfied with the results of its due diligence investigation of the Company and Company Sub in its sole and absolute discretion.

                  (f) Form 8-K. The Company shall file a Form 8-K with the SEC within the required period of time after the Closing Date containing Form 10 information about the combined Parent and Company and audited financial statements of the Company as required by Regulation S-K. Such Form 8-K shall be in form and substance acceptable to Parent and its counsel prior to Closing.

         6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Sale is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

                  (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Company Sub or Parent, or to dispose of or hold separate any material portion of the business or assets of the Company, Company Sub or Parent.

                  (d) Consents, etc. Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  (e) Resignations. Parent shall deliver to the Company written resignations of all of the officers and directors of the Parent and evidence of election of those new directors and officers as further described in Section 5.02 herein.

                  (f) Form 8-K. The Company shall file a Form 8-K with the SEC within the required period of time after the Closing Date containing Form 10 information about the combined Parent and Company and audited financial statements of the Company as required by Regulation S-K. Such Form 8-K shall be inform and substance acceptable to Parent and its counsel prior to Closing.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:


                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Sale and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by either party for a material breach by any party of any representation, warranty, or covenant or the failure of any of the conditions to closing to be satisfied; and

                  (d) if the Closing shall not have occurred for any reason by September 30, 2008.

         7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company. Nothing contained in this

Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.04 Extension; Waiver. Subject to Section 7.01(c), at any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section 7.04 shall, in order to be effective, require in the case of Parent or the Company, action by its Board of Directors.

         7.06 Return of Documents. In the event of termination of this Agreement for any reason, Parent and Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Parent and Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.01  Notices.  All  notices,   requests,  claims,  demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to Parent or Parent Representative, to:

                  2591 Dallas Pkwy, Suite 102
                  Frisco, Texas 75034
                  Attention:  Kevin B. Halter, Jr.

                  with a copy to:

                  Andrews Kurth LLP



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


                  1717Main Street
                  Suite 3700
                  Dallas, TX 75201
                  Attn: Ron Brown, Esq.
                  Fax: 214.659.4401

                  (b)   if to the Company, to:

                  Hainan Zhonghe Pharmaceuticals Co., Ltd.
                  Haikou Free Trade Zone
                  No. 168 Nanhai Avenue
                  Hailou, Hainan 570216 P.R. China
                  Attention:  Ye Xxiaoqun

                  Fax: 86-898-66802211

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP

                  China Central Place, Tower 2, 2301

                  79 Jianguo Road, Beijing 100025

                  P.R. China

                  Attention: Jiannan Zhang, Esq.

                  Fax: 86-10-6599-7300

         8.02 Definitions. For purposes of this Agreement:


                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Sale);

                  (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

                  (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if



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

         there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

         8.03 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         8.04 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

         8.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         8.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         8.07 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         8.08 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

         8.09 Survival. All of the representations and warranties of the parties to this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing hereof for one (1) year. All covenants and agreements that by their terms extend past the Closing shall survive the Closing for the full period of limitations applicable to such agreements.

         8.10 Indemnification. From and after the Closing Date, Walt shall reimburse, indemnify and hold harmless Parent, Company and Sellers, and the executive officers, directors and employees of Parent and Company in office after the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "Company Indemnified Party") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Company Indemnified party, and any and all actions, suits, claims or legal, administrative, arbitration, governmental or other procedures or investigation against any Company Indemnified Party (a "Loss"), in respect of any breach of any representation, warranty, covenant or other agreement made by Parent or Walt in this Agreement.

                            [Signature Page Follows]




















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



         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

                             KUN RUN BIOTECHNOLOGY, LTD.



                             By:    /s/  Yang Liqiong___________________________
                             Name:  Yang Liqiung________________________________
                             Title: Director____________________________________


                             ASPEN RACING STABLES, INC.




                             By:    /s/ Trixy Sasyniuk-Walt_____________________
                             Name:  Trixy Sasyniuk-Walt_________________________
                             Title: President___________________________________


                             /s/  Trixy Sasyniuk-Walt
                             ___________________________________________________

                             TRIXY SASYNIUK-WALT


                             /s/ Cui Xueyun
                             ___________________________________________________

                             CUI XUEYUN







                             /s/ Yang Liqiong
                             ___________________________________________________
                             YANG LIQIONG

                                    EXHIBIT B


                           Make Good Escrow Agreement






























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